UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 1, 2011

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28284 (Commission File Number)	23-2707366 (I.R.S. Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada, Suite 200	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On August 1, 2011, Tucows Inc. (the “Company”), through its wholly-owned subsidiary Tucows (Germany) Inc., a corporation organized and existing under the laws of Ontario (“Purchaser”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with QSC AG, a corporation organized and existing under the laws of Germany (“Seller”), pursuant to which the Company acquired 100% of the issued and outstanding capital stock of EPAG Domainservices GmbH, a corporation organized and existing under the laws of Germany and a wholly-owned subsidiary of Seller (“EPAG”).

Pursuant to the Stock Purchase Agreement, Purchaser purchased all outstanding shares of EPAG capital stock for an aggregate purchase price of approximately US$2,500,000 (€1,750,000) in an all cash transaction (the “Acquisition”).  The purchase price consisted of a payment of approximately US$2,100,000 for the EPAG shares and a working capital adjustment of approximately US$400,000. In addition, Purchaser and Seller have agreed to a post-closing cash adjustment for change in net asset value of EPAG at August 1, 2011 relative to June 30, 2011. Should the closing net asset value fall short of the June 30, 2011 net asset value, Seller will reimburse Purchaser for the amount of the shortfall. If the closing net asset value exceeds the June 30, 2011 net asset value, Purchaser will pay the Seller for the amount of the excess. EPAG’s primary business is in delivering domain name registration services. EPAG also delivers digital certificates.

The Stock Purchase Agreement contains customary representations, warranties and covenants by Purchase and Seller, which include a three-year covenant made by Purchaser under which EPAG shall purchase exclusively from Seller all internet access and telephony services that EPAG purchased from Seller in the 12 months prior to the Acquisition. Any such purchases will be made on substantially the same pricing terms as those in effect as prior to the Acquisition.  In addition, Seller has agreed to continue to purchase domain registration services from Purchaser on substantially the same financial terms and conditions that existed prior to August 1, 2011 for a period of three years and a two-year non-compete covenant that prohibits Seller and its subsidiaries from owning, managing, operating, or controlling any entity primarily engaged in the wholesale domain registration business. The Stock Purchase Agreement further provides that, in addition to any other remedies, Seller must pay EUR 75,000 to Purchaser for each breach of this non-compete provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: August 8, 2011